UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2011

FUELSTREAM, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-14477	87-0561426
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2510

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement

    Effective April 11, 2011, Fuelstream, Inc. (the “Company”) entered into a joint venture agreement (“Agreement”) with Aviation Fuel International, Inc., a Florida corporation (“AFI”), providing for the supply of aviation fuel to various commercial aircraft via tanker trucks which are intended to be acquired by the joint venture.  Pursuant to the Agreement, the Company is obligated to contribute working capital of $200,000 within 90 days of the effective date of the Agreement for the purchase of the tanker trucks, as well as salaries, benefits, and taxes regarding the operation thereof.  The Company has already contributed $69,500 toward its working capital obligation under the Agreemetn.  AFI is obligated to contribute to the joint venture any new fuel supply agreements initiated as a result of the use of the working capital contributed by the Company.  The Agreement has a term of 18 months but also expresses the parties’ intent to consummate an acquisition of AFI by the Company in the near future.  A copy of the Agreement is provided as an exhibit to this Current Report.

Item 5.06 Change in Shell Company Status

    Effective April 11, 2011, the Company entered into a material definitive agreement as described in Item 1.01 above, the result of which was that the Company ceased to be a “shell company” as defined pursuant to Rule 12b-2 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following document is being filed herewith by the Company as an exhibit to this Current Report on Form 8-K:

10.1 Joint Venture Agreement between the Registrant and Aviation Fuel International, Inc.*

*  Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuelstream, Inc.

Date: April 11, 2011	By:	/s/ Mark Klok
Mark Klok
Chief Executive Officer